UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 West Union Street
Pasadena, California 91103

(Address of Principal Executive Offices)
Registrant's telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange*
Warrants, each 35 warrants exercisable for one share of common stock at an exercise price of $402.50 per share	HLGN.W	New York Stock Exchange*
Preferred Share Purchase Rights	N/A	New York Stock Exchange*
* The registrant’s common stock and warrants began trading exclusively on the over-the-counter market on November 8, 2023 under the symbols “HLGN” and “HLGNW”, respectively. The registrant has withdrawn its appeal of the delisting determination by the NYSE and expects the NYSE to delist the registrant’s common stock and warrants soon.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 16, 2024, Heliogen, Inc. (the “Company”) made the decision to implement a targeted plan, which includes a workforce reduction, the closing of the Company’s manufacturing facility in Long Beach, California, and a reduction in third-party costs. These actions are intended to further reduce structural costs and operating expenses and better align the Company’s operating structure for commercialization with a technology-centric and capital light model, as the Company continues to explore and evaluate strategic alternatives with its third-party financial advisor.

The Company expects to decrease overall headcount by approximately 35 employees, resulting in a full-time workforce of approximately 100 employees which is approximately 25% reduced from March 31, 2024 and approximately 50% reduced from March 31, 2023. Impacted employees were notified on May 16, 2024, and workforce reductions are expected to be substantially completed in June 2024. All employees affected by the reduction in workforce will be eligible to receive, among other things, severance payments based on the applicable employee’s length of service with the Company and the continuation of benefits for a specified time period post-termination. Each affected employee’s eligibility for severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against the Company.

At this time, the Company cannot reasonably estimate the costs and charges in connection with these actions. The charges will relate primarily to the facility closure as well as employee transition, severance payments, and employee benefits.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the intent and expected impacts of these actions, proposed shifts to the Company’s strategic focus and the Company’s intent to continue to explore and evaluate strategic alternatives. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iv) our ability to access sources of capital to finance operations, growth and future capital requirements; (v) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vi) our ability to scale in a cost effective manner; (vii) changes in applicable laws or regulations; (viii) developments and projections relating to our competitors and industry; (ix) unexpected adjustments and cancellations related to our backlog; (x) our ability to protect our intellectual property; and (xi) whether the objectives of the strategic alternative review process will be achieved. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated:	May 20, 2024	By:	/s/ Phelps Morris
Phelps Morris
Chief Financial Officer